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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the caption "Experts" and of our report dated July 3, 2013, except for Note 16, as to which the date is September 5, 2013, relating to the financial statements of Acceleron Pharma Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-193252) and related Prospectus of Acceleron Pharma Inc. for the registration of its common stock.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
January 20, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm